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EXHIBIT 5.1

                        LAW OFFICES OF
                  TRIPLETT, WOOLF & GARRETSON

                           SUITE 800
                        CENTRE CITY PLAZA
                          151 N. MAIN
                    WICHITA, KANSAS 67202-1409

          TELEPHONE                              TELECOPY
       (316) 265-5700                         (316) 265-6165


February 23, 1996

Brite Voice Systems
7309 East 21st Street North
Wichita, KS 67206-1083

Gentlemen:

     You have requested our opinion as counsel for Brite Voice Systems, Inc., a Kansas corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder, and the public offering by certain stockholders ("Selling Stockholders") of an aggregate of 1,377,401 shares of common stock of the Company, no par value, and an additional 206,610 shares of such stock by the Company to the extent that the Underwriter, William Blair & Company, L.L.C. (the "Underwriter") exercises its over-allotment option with respect thereto.

     We have examined the Company's Registration Statement on Form S-3 ("Registration Statement") filed with the Securities and Exchange Commission ("Commission") pursuant to the Securities Act of 1933. We have also examined the Articles of Incorporation of the Company, as certified by the Secretary of State of Kansas, the Bylaws and the minute book of the Company, the form of the Agreement between the Company, the Underwriter and the Selling Stockholders ("Underwriting Agreement") and such other documents as we deemed pertinent as a basis for the opinion hereinafter expressed.

     Based on the foregoing, it is our opinion that the shares of common stock, when sold and issued in accordance with the final Prospectus and the Underwriting Agreement, will be legally and validly issued and outstanding, fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.

                                            Very truly yours,

                                            TRIPLETT, WOOLF & GARRETSON, LLP


                                            /s/ Thomas P. Garretson
                                            By Thomas P. Garretson

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